Exhibit 10.25

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is hereby entered into on December 21, 2017, by and between Surgery Partners, Inc. (“Parent”), Symbion, Inc. (“Symbion”, and together with Parent, the “Company”) and Teresa Sparks (“Executive”).
RECITALS
A.    The Company and the Executive entered into that certain Amended and Restated Employment Agreement dated September 17, 2015, as amended from time to time (the “Agreement”).
B.    The Company and the Executive desire to amend certain provisions of the Agreement pursuant to the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Section 3(a) of the Agreement is hereby amended to add the following provisions to the end thereof:
“Effective as of December 21, 2017, Executive’s Base Salary shall be increased to $475,000. Such increase shall be retroactive to August 31, 2017, and shall be reflected in the payroll period next following the effective date of such increase.”
2.    Section 3(d) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(d)    For the years beginning with 2018, in addition to Base Salary, Executive will be eligible to receive an annual bonus of sixty-five percent (65%) of Base Salary. Executive’s annual bonus for the 2017 fiscal year will be determined based on the following: (i) the portion of Executive’s annual bonus attributable to the period commencing on the first day of the 2017 fiscal year and ending on August 30, 2017 shall be determined based on a target of fifty percent (50%) of Base Salary as in effect during such portion of the 2017 fiscal year, and (ii) the portion of Executive’s annual bonus attributable to the period commencing on August 31, 2017 and ending on the last day of the 2017 fiscal year shall be determined based on a target of sixty-five percent (65%) of Base Salary (of $475,000) which, in each of subsections (i) and (ii) shall be pro-rated for the applicable partial fiscal year. The actual amount of any such bonus described hereunder shall be determined by the Board or the Committee, in either case, in its discretion, based on the achievement of performance goals established annually by the Board or the Committee, as applicable. Any annual bonus payable under this Section 3(d) will be paid no later than March 15th following the close of the year for which the bonus is earned.”
3.    The following new Section 3(f) is added immediately following Section 3(e) of the Agreement:
“(f)    Prior to or during the Company’s annual compensation review process for calendar year 2018, the Company shall review Executive’s equity incentive award opportunity for calendar year 2018 and Executive’s severance entitlement, in each case, in light of Executive’s overall compensation package and the compensation packages of similarly situated executives at comparable companies (as determined by the Board or its designee in its sole discretion and consistent with the peer group selected by the Board as a benchmark for the compensation for the Company’s NEOs in 2018 and the proxy to be filed for 2018).  Adjustments to increase Executive’s compensation, if any, in light of such review shall be determined by the Board or its designee in its sole discretion.”

4.    Section 4(g)(iii) of the Agreement is hereby deleted in its entirety and replaced with the following:
“Compensation after Termination.
(iii)    If the Employment Period has commenced and is terminated by the Company without Cause or by Executive for Good Reason or this Agreement is not renewed by the Company or is allowed to expire by the Company, then subject to the conditions described in Section 4(g)(v) below, Executive shall be entitled to receive as severance compensation the following (collectively, “Severance Pay”): (A) an amount equal to the sum of Executive’s then-current annual Base Salary, payable in regular installments for 12 months beginning within 30 days following the Termination Date in accordance with the Company’s general payroll practices for salaried employees; (B) continuation of the welfare benefits described in Section 3(b) for 12 months (the “Severance Period”) to the extent permissible under the terms of the relevant benefit plans at no cost to Executive; (C) the Bonus payable to Executive within 2 and 1/2 months after the end of the applicable year; (D) with respect to the portion of each restricted stock award held by Executive as of date on which the Employment Period is terminated that is subject to time-based vesting (the “Time-Based RSA”), accelerated vesting of the Time-Based RSA to the vesting event next following the date on which the Employment Period is terminated; and (E) with respect to the portion of each performance stock unit award held by the Executive as of the date on which the Employment Period is terminated that has been converted into “earned shares” (the “Earned PSUs”), accelerated vesting of the Earned PSUs to the vesting event next following the date on which the Employment Period is terminated. For purposes of this Section 4(g)(iii), (x) “Bonus” shall mean an amount equal to Executive’s then-current annual Base Salary, multiplied by the percentage contained in Section 3(d) hereof as in effect on the date of termination, and (y) if the Employment Period is terminated by the Executive by reason of Section 4(b)(ii), the term “Base Salary” and the bonus percentage described in Section 4(g)(iii)(x) shall be the Base Salary and bonus percentage, as applicable, as in effect immediately prior to the material reduction in such Base Salary or bonus percentage, as applicable, described in Section 4(b)(ii). For the avoidance of doubt, the unvested portion of any restricted stock awards and performance share unit awards held by Executive as of the date on which the Employment Period ends (after giving effect to the acceleration provisions set forth in subsections (D) and (E) herein and the acceleration provisions in any applicable equity award agreement or plan as well as the terms and conditions of the applicable award agreements and the Surgery Partners, Inc. 2015 Omnibus Incentive Plan (as amended from time to time)) shall be forfeited and of no further force and effect. For the avoidance of doubt, the accelerated vesting of Executive’s equity awards as set forth in subsections (D) and (E) are in addition to, and not in lieu of, any additional accelerated vesting under the applicable equity or long-term incentive award agreements and/or the applicable plan.
5.    Section 4(g)(iv) of the Agreement is hereby deleted in its entirety and replaced with the following:
“Compensation after Termination.
(iv)    If, within 12 months following a Change in Control, either (A) the Company terminates the employment of Executive hereunder without Cause under Section 4(a) above, or (B) Executive terminates her employment for Good Reason under Section 4(b) above, then, in lieu of any other compensation that may be specified in this Agreement, the Company will pay Executive the Severance Pay. The Company will make any payment of the Severance Pay set forth in Section 4(g)(iii)(A) and (B) that is due under this clause (iv) in a single lump-sum payment not later than 30 days after termination. If any payment obligation under this Section 4(g) arises, no compensation received from other employment (or otherwise) will reduce the Company’s obligation to make the payment(s) described in this paragraph.”
6.    Section 4(g)(vi) of the Agreement is hereby amended to add the following provision to the end thereof:
“Notwithstanding anything to the contrary in this Agreement, except as otherwise provided in Section 4(g)(ii) and 4(g)(iii), Executive’s equity incentive awards shall be governed by the applicable award agreement and Plan.”

7.    Executive expressly acknowledges and agrees that she shall not be entitled, and hereby waives her right (if any), to resign her employment with the Company for “Good Reason” pursuant to Section 4(b)(iv) of the Agreement in connection with any increase in Executive’s core functional responsibilities and/or change in Executive’s core functional role by reason of, or in connection with, the consummation of the transactions contemplated by the Agreement and Plan of Merger by and among Parent, SP Merger Sub, Inc., NSH Holdco, Inc. and IPC / NSH L.P. (solely in its capacity as Sellers’ Representative), dated as of March 9, 2017.
8.    This Amendment may be executed in counterparts and by means of a facsimile machine or PDF, each of which shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
9.    This Amendment shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the state in which Executive resides, without giving effect to provisions thereof regarding conflicts of law.
10.    Except as set forth herein, the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

SURGERY PARTNERS, INC.

By: /s/ Jennifer Baldock
Jennifer Baldock
Senior Vice President, General Counsel and Secretary

SYMBION, INC.

By: /s/ Jennifer Baldock
Jennifer Baldock
Vice President and Secretary

Accepted and Agreed:

/s/ Teresa Sparks
Teresa Sparks
Date: December 21, 2017________________